EXHIBIT 23.1

           FORM OF CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We have issued our report dated March 15, 2002 accompanying the consolidated financial statements of Telebyte, Inc. and subsidiaries appearing in the 2001 Annual Report of the Company on Form 10-KSB for the year ended December 31, 2001 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned report.


                                        /S/ GRANT THORNTON LLP

Melville, New York
May 20, 2002